EXHIBIT 10.10

                             CONAGRA

                    NONQUALIFIED PENSION PLAN


     1. Purpose. ConAgra has previously adopted the Restatement of the ConAgra Pension Plan for Salaried Employees ("Qualified Pension Plan"). The Qualified Pension Plan is qualified under Code
Section 401(a). Regardless of a qualified plan's benefit formula, the Code imposes restrictions upon the benefits that may be provided under plans qualified under Code Section 401(a), such as limitations under Code Sections 401(a)(17), 402(g) and 415 ("Code Restrictions"). These Code Restrictions limit the amount of retirement benefits that may be provided certain ConAgra executives under the Qualified Pension Plan. This Plan is intended to make up the benefits (on an after-tax basis) not available under the Qualified Pension Plan benefit formula because of the Code Restrictions.

          Since the contributions and earnings under this Plan are not tax-deferred as are the contributions under the Qualified Pension Plan, the benefits under this Plan will be tax-effected to reflect this difference, so that the benefits under this Plan make up on an after-tax basis the benefits not available under the Qualified Pension Plan formula because of the Code Restrictions. However, ConAgra recognizes that the tax effect to each Participant is unique, and therefore, the benefits cannot be tax-effected to certainty, but must be approximated.

     2. Definitions. The following definitions shall apply to the Plan:

     2.1 "Business Combination or Acquisition" means (i) any merger or consolidation of ConAgra with or into any other corporation, (ii) the sale or lease of all or any substantial part of the assets of ConAgra to any Other Entity, and (iii) a tender offer or other series of stock purchases which result in any Other Entity becoming the beneficial owner of more than 50% of ConAgra's outstanding voting securities.

     2.2 "Code" means the Internal Revenue Code of 1986, as amended.

     2.3 "Committee" means the ConAgra Employee Benefits Committee or any successor thereto. The Committee shall be the "named fiduciary" as described in ERISA
          Section 402(a)(2).

     2.4 "Compensation Committee" means the Compensation Committee of the Board of Directors of ConAgra.

     2.5  "ConAgra" means ConAgra, Inc., a Delaware corporation.

     2.6 "ConAgra Controlled Group" means the controlled group of corporations as described in Code Section 414(b), which includes ConAgra.

     2.7  "Effective Date" of this Plan means January 1, 1988.

     2.8 "Employee" shall have the same meaning as set forth in the Qualified Pension Plan.

     2.9 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     2.10 "Other Entity" means any corporation, person or other entity and any other entity with which it or its affiliates or associates has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of the stock of ConAgra or which is an affiliate or associate of such entity, together with the successors and assigns of such persons.

     2.11 "Participant" means an Employee who has satisfied the eligibility requirements set forth in Section 3 of the Plan and who has not received his total benefits under the Plan.

     2.12 "Past Service Cost" means the aggregate cost of providing the benefits which relate to service of the Participant prior to establishment of the Plan and prior to the Employee becoming a Participant hereunder.

     2.13 "Plan" means this plan which shall be called the ConAgra Nonqualified Pension Plan.

     2.14 "Plan Year" means the calendar year.

     2.15 "Total and Permanent Disability" shall have the same meaning as set forth in the Qualified Pension Plan.

     2.16 "Trustee" means the entity or individual selected by the Committee to be trustee of the trust. The Committee shall select the Trustee and ConAgra shall enter into a Trust Agreement with the Trustee.

     2.17 "Year of Service" shall have the same meaning as set forth in the Qualified Pension Plan.

     3. Eligibility and Participation. Each Employee who meets the following requirements shall participate in this Plan:

     (a)  The Employee participates in the Qualified Pension Plan;

     (b)  The Employee has completed One Year of Service; and

     (c) The Employee's benefits under the Qualified Pension Plan are limited by the Code Restrictions; and

     (d) The Compensation Committee has selected the Employee to participate in the Plan.

The Employee shall become a Participant in this Plan as of the first day that he has met each of the above four requirements, or such other date as selected by the Compensation Committee. Each Participant shall continue to participate in this Plan until all the benefits payable to the Participant under this Plan have been paid.

     4.   Benefits.

     4.1 Benefit Objectives. The objective of the Plan is to provide each Participant with a benefit, assuming the Participant's vesting schedule as described in Paragraph 4.5, which equals the excess of (a) over (b) where,

               (a)  equals the value of the after-tax Qualified
                    Pension Plan benefits the Participant would have received had there not been any Code
                    Restrictions, and

               (b)  equals the value of the after-tax Qualified
                    Pension Plan benefits the Participant is expected to receive.

          No benefit shall be earned under this Plan for periods of employment after the Participant has attained age 65.
          The Plan is also intended to provide a tax gross-up to reflect that this is an after-tax plan, whereas the Qualified Pension Plan is a before-tax plan. The intent is to provide the Participant with a combined after-tax benefit from this Plan and the Qualified Pension Plan that approximates the benefit the Participant would receive had there not been any Code Restrictions.

     4.2 General Funding. ConAgra shall fund each Participant's Account sufficiently to meet the benefit objectives set forth in Paragraph 4.1. At a minimum, each Plan Year, ConAgra shall contribute to each Participant's Account an amount equal to the sum of (a) and (b) below, where

          (a) equals the actuarially determined lump sum value of benefits that were not earned by the Participant under the Qualified Pension Plan because of Code
               Restrictions, and

          (b) equals an amortization (over the Participant's remaining years until age 65) of the Participant's
               Past Service Cost.

     Subject to the preceding, the Committee, in its sole and absolute discretion, shall determine the amount of funding for each Participant each Plan Year with the assistance of an actuarial firm selected by the Committee. The Committee shall select reasonable actuarial assumptions (in the aggregate) to use to make the calculations.

     4.3 Tax Gross-Up. In addition to other contributions hereunder, ConAgra shall make a tax gross-up payment to each Participant each Plan Year to approximate his additional Federal and state income tax on account of the Plan. The Committee shall determine the amount of the payment and the Committee's determination shall be final, conclusive and binding on, the Participant, the Trustee and ConAgra. In making the determination, the Committee may make any assumptions it deems appropriate, including, but not limited to, the Participant's Federal and state income tax rates and the earnings of the Participant's Account. The Committee may, but is not required to, assume that the same Federal and/or state income tax rate applies to all Participants. Also, at the Committee's discretion, all Participants may be treated differently or the same, as long as the Committee has a reasonable basis for such different treatment. It is expressly understood that the payment contemplated by this Paragraph 4.3 is an approximation and will not necessarily be the taxes that result from the Plan to an individual Participant. The Committee, in its discretion, may make a portion or all of this payment to the Participant's Account, rather than the Participant.

     4.4 Business Combination or Acquisition. Notwithstanding any other provisions of the Plan, upon a Business Combination or Acquisition, any amounts necessary to immediately fund the benefits vested hereunder pursuant to the Participant's vesting schedule under Paragraph 4.5 shall be immediately funded, unless 75% or more of the living ConAgra Directors (who were Directors of ConAgra on the date 1 year prior to the vote) vote not to have this Paragraph 4.4 apply. Such amounts include all amounts for past service of the Participant, all amounts for future service of the Participant that are vested under the applicable schedule described in Paragraph 4.5 assuming the Participant will be employed by ConAgra until age 65 and a tax gross-up payment to the Participant (or the Participant's Account) to reflect the Federal and state income tax effects to the Participant of the funding under this Paragraph 4.4. Notwithstanding
          Section 12 of the Plan, this Paragraph 4.4 may not be amended after the date of a Business Combination or Acquisition unless such Business Combination or Acquisition has received prior approval of 75% or more of the ConAgra Directors who were Directors of ConAgra on the date 1 year prior to such approval.

     4.5 Vesting. There shall be three vesting schedules for the Plan. The Compensation Committee shall determine which vesting schedule applies to a Participant at the time the Employee is selected to participate in the Plan. The Compensation Committee may change the vesting schedule that applies to a Participant, but in no event may a Participant whose vesting schedule is Schedule C be changed to Schedule B or A, nor may a Participant whose vesting schedule is Schedule B be changed to Schedule A. Under Schedule A, a Participant is always 100% vested in his interest in the Plan that is earned for his past service, but the Participant benefits related to future service are forfeited upon his termination of employment with ConAgra. Under Schedule B, a Participant is 100% vested in his interest in the Plan that is earned for his past service and that would be earned for the 5 Plan Years following his entry into the Plan even if the Participant terminates his employment prior to the end of such 5 years. Under Schedule C, a Participant is 100% vested in his interest in the Plan that is earned for his past service and that would be earned for all future years of service up to age 65. In all events, a Participant shall be 100% vested in his interest in the Plan earned in the year he terminates employment.

     4.6 Funding Upon Death or Disability of Participant. If a Participant dies, or becomes Totally and Permanently Disabled, prior to age 65 while employed by ConAgra, no additional funding shall be made with regard to potential future service of the Participant. However, upon such death, or Total and Permanent Disability, funding and related tax gross-up shall be made as soon as possible to adequately fund the Participant's death or disability benefit. The Participant's benefit upon such death or Total and Permanent Disability shall be the benefit that can be provided based upon the assets in his Participant's Account.

     4.7 Funding Upon Early Retirement. A Participant may elect early retirement under this Plan in the same manner and to the same extent as provided in the Qualified Pension Plan. If a Participant properly elects such early retirement, immediate funding and related tax gross-up will be made to adequately fund the Participant's early retirement benefit.

     4.8 Funding Upon Termination of Employment. Upon termination of employment prior to age 65 (other than early retirement under Paragraph 4.7 or death or disability under Paragraph 4.6) funding and related tax gross-up shall be made as soon as possible to adequately fund the Participant's termination benefit. If the Participant's vesting schedule is Schedule B or Schedule C any future years funding shall be made in the applicable year (with appropriate loss adjustments), subject to acceleration of funding under Paragraph 4.4.

     5. Participants' Accounts. A separate account shall be established for each Participant in the Plan ("Participant's Account"). Each Participant Account shall share in the earnings and losses of the trust in proportion to the value of the account on the first day of the valuation period. Each Participant's Account shall be valued as often as determined appropriate by the Committee, but at least once per Plan Year.

     6. Participant Reports. Within 30 days after execution of this document, each Participant will be provided a calculation which sets forth the Participant's vested benefit under the Plan as of that date including any vested benefit for future years of service by the Participant. Thereafter, within 90 days after each Plan Year end, each Participant shall receive a calculation which sets forth the Participant's vested benefits under the Plan as of the preceding December 31, including any vested benefits for future years of service by the Participant.

     7. Payment of Benefits. The benefits payable under this Plan shall be payable upon the same event that causes the payment of benefits under the Qualified Pension Plan. The form of benefits hereunder shall be the same form as the form of benefit payments provided under the Qualified Pension Plan with the same elections to the Participant (and his spouse) as provided under the Qualified Pension Plan. The amount of benefits shall be based upon the balance in the Participant's Account with payment of benefits from the Participant's Account payable until the Participant's Account has a zero balance. The Trust shall purchase an annuity to fund any payment of benefits that are to be paid in an annuity form.

     8. Loss Adjustment. If the earnings and losses of a Participant's Account do not equal or exceed the earnings rate assumption used to compute funding under Paragraph 4.2, ConAgra shall contribute a sufficient additional amount so that such earnings and losses equal such earnings rate assumption. This additional funding shall be made at such date or dates as determined in the sole and absolute discretion of the Committee, but no later than the earlier of the date necessary to make the benefit payments contemplated by Paragraph 4.2 or the date of funding pursuant to Paragraph 4.4. The intent of this Paragraph 8 is for ConAgra to incur the investment risk inherent in this defined contribution plan, rather than the Participant. To the extent any other provision of this Plan is inconsistent or contrary to this Paragraph 8, this Paragraph 8 shall control.

     9. Administration. This Plan shall be administered by the Committee. The Committee shall make all determinations with regard to the Plan, subject to the provisions of the Plan and any determinations that are designated to be made by the Compensation Committee. The Committee shall have the authority, subject to the provisions of the Plan, to establish, adopt or revise rules and regulations as it deems necessary or advisable for the administration of the Plan. Claims procedures and claims review procedures required by ERISA shall be developed by the Committee. To the extent not inconsistent with the provisions of the Plan, all determinations of the Committee shall be final, conclusive and binding upon all the parties. Any determination or decision that only affects a member of the Committee who is a Participant shall be made by the Compensation Committee.

     10. Beneficiary Designation. Designation of a beneficiary under the Plan shall be in the same form and with the same restrictions as under the Qualified Pension Plan.

     11. Nonalienation of Benefits. No benefit payable under this Plan shall be subject, at any time and in any manner, to alienation, sale, transfer, assignment, pledge or encumbrance of any kind.

     12. Amendment and Termination. ConAgra, by action of its Board of Directors, may amend or terminate this Plan at any time, provided, however, no such action shall eliminate ConAgra's obligation to provide the benefits intended to be provided by this Plan for both past and future service of Employees who are Participants in the Plan at the time of such action and this Plan shall not be amended or terminated to eliminate or reduce any benefits that a Participant shall receive. The Plan may only be amended to reduce benefits of Employees who are not Participants at the time of amendment and the Plan may only be terminated with regard to Employees who are not Participants at the time of such termination.

     13. Applicable Law. This Plan and all rights hereunder shall be governed by and construed according to the laws of the State of Nebraska.

     This Plan has been adopted effective January 1, 1988.

                     FIRST AMENDMENT TO THE
                CONAGRA NONQUALIFIED PENSION PLAN
                    (Effective May 11, 1989)



     Effective upon ConAgra Board of Director approval of this amendment, the ConAgra Nonqualified Pension Plan shall be amended as follows:

                            ARTICLE I

     Paragraph 2.1 of the Plan shall be amended to read, as follows:

     "2.1  "Change of Control" shall mean:

          (i) The acquisition (other than from ConAgra) by any person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act"), (excluding, for this purpose, ConAgra or its subsidiaries, or any employee benefit plan of ConAgra or its subsidiaries which acquires beneficial ownership of voting securities of ConAgra) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either the then outstanding shares of common stock or the combined voting power of ConAgra's then outstanding voting securities entitled to vote generally in the election of directors; or

          (ii) Individuals who, as of the date hereof, constitute the Board (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by ConAgra's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be, for purposes of this Agreement, considered as through such person were a member of the Incumbent Board; or

          (iii) Approval by the stockholders of ConAgra of a reorganization, merger, consolidation, in each case, with respect to which persons who were the stockholders of ConAgra immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, or a liquidation or dissolution of ConAgra or of the sale of all or substantially all of the assets of ConAgra."

                           ARTICLE II

     Paragraph 2.10 of the Plan is hereby deleted and the paragraphs thereafter shall be appropriately renumbered.

                           ARTICLE III

     Paragraph 4.4 shall be amended to read, as follows:

     "4.4 Change of Control. Notwithstanding any other provisions of the Plan, upon a Change of Control, any amounts necessary to immediately fund the benefits vested hereunder pursuant to the Participants' vesting schedule under Paragraph 4.5 shall be immediately funded. Such amounts include all amounts for past service of the Participant, all amounts for future service of the Participant that are vested under the applicable schedule described in Paragraph 4.5 assuming the Participant will be employed by ConAgra until age 65 and a tax gross-up payment to the Participant (or the Participant's account) to reflect the Federal and state income tax effects to the Participant of the funding under this Paragraph 4.4. Notwithstanding Paragraph 12 of the Plan, this Paragraph
          4.4 may not be amended after the date of a Change of Control."

                           ARTICLE IV

     In all other respects the Plan is hereby confirmed.



                     FIRST AMENDMENT TO THE
                CONAGRA NONQUALIFIED PENSION PLAN
                    (Effective May 11, 1989)



     Effective upon ConAgra Board of Director approval of this amendment, the ConAgra Nonqualified Pension Plan shall be amended as follows:

                            ARTICLE I

     Paragraph 2.1 of the Plan shall be amended to read, as follows:

     "2.1  "Change of Control" shall mean:

          (i) The acquisition (other than from ConAgra) by any person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act"), (excluding, for this purpose, ConAgra or its subsidiaries, or any employee benefit plan of ConAgra or its subsidiaries which acquires beneficial ownership of voting securities of ConAgra) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either the then outstanding shares of common stock or the combined voting power of ConAgra's then outstanding voting securities entitled to vote generally in the election of directors; or

          (ii) Individuals who, as of the date hereof, constitute the Board (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by ConAgra's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be, for purposes of this Agreement, considered as through such person were a member of the Incumbent Board; or

          (iii) Approval by the stockholders of ConAgra of a reorganization, merger, consolidation, in each case, with respect to which persons who were the stockholders of ConAgra immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, or a liquidation or dissolution of ConAgra or of the sale of all or substantially all of the assets of ConAgra."

                           ARTICLE II

     Paragraph 2.10 of the Plan is hereby deleted and the paragraphs thereafter shall be appropriately renumbered.

                           ARTICLE III

     Paragraph 4.4 shall be amended to read, as follows:

     "4.4 Change of Control. Notwithstanding any other provisions of the Plan, upon a Change of Control, any amounts necessary to immediately fund the benefits vested hereunder pursuant to the Participants' vesting schedule under Paragraph 4.5 shall be immediately funded. Such amounts include all amounts for past service of the Participant, all amounts for future service of the Participant that are vested under the applicable schedule described in Paragraph 4.5 assuming the Participant will be employed by ConAgra until age 65 and a tax gross-up payment to the Participant (or the Participant's account) to reflect the Federal and state income tax effects to the Participant of the funding under this Paragraph 4.4. Notwithstanding Paragraph 12 of the Plan, this Paragraph
          4.4 may not be amended after the date of a Change of Control."

                           ARTICLE IV

     In all other respects the Plan is hereby confirmed.